Exhibit 10.3

SECOND AMENDMENT TO THE LEASE AGREEMENT (“AGREEMENT”)

BETWEEN

Running Pump Business Center, LP, “LANDLORD”

AND

LifeMD, “TENANT”

FOR A PORTION OF THE PROPERTY AT

499 Running Pump Road

Township of East Hempfield

DATED

February 20, 2024

It is mutually understood and agreed by all parties that this Agreement shall be amended as follows:

1.	“TENANT” party is now identified with increased specificity and full legal name of LifeMD Pharmacy Services, LLC.

All other terms and conditions of the original Agreement shall remain in full force and effect.

/s/ Dan Bergar Jr	/s/ Daniel A. Berger
Witness	Running Pump Business Center, LP, “Landlord”

10/23/2024
Date

/s/ BRIAN sCHREIBER	/s/ Shane Biffar
Witness	LifeMD Pharmacy Services, LLC, “Tenant”

10.23.2024
Date